Exhibit 99.1

Center Financial Reports Solid 2011 First Quarter Results

-- Continued Asset Quality Improvements Highlight Company’s Fifth Consecutive Profitable Quarter --

LOS ANGELES--(BUSINESS WIRE)--April 27, 2011--Center Financial Corporation (NASDAQ: CLFC) today reported financial results for its 2011 first quarter, posting net income of $4.9 million and net income available to common shareholders of $4.1 million, equal to $0.10 per diluted common share, and continued improvements in all asset quality metrics.

“Center Financial’s 2011 first quarter results demonstrate sustainability in the company’s operational performance and ongoing improvements in asset quality and capital strength,” said Richard S. Cupp, president and chief executive officer. “Notwithstanding these positive trends, we recognize the economic conditions in our core markets continue to be challenging on numerous fronts. While our focus on returning to growth was overcome this quarter by higher-than-usual levels of pay-offs and pay-downs, we are pleased that our new business development efforts have led to a growing loan pipeline. Given our proactive identification and management of the risks associated with our portfolio, we are optimistic that our credit metrics will continue to steadily improve. We continue to make progress with preparations for and look forward to completion of the pending combination with Nara Bancorp.”

2011 FIRST QUARTER FINANCIAL HIGHLIGHTS
	At or for the Three Months Ended
	3/31/2011	12/31/2010	3/31/2010
Non-covered nonperforming loans, net of SBA guarantee	$34,142	$42,225		$65,720
Delinquent non-covered loans 30 to 89 days past due, net of SBA guarantee	$10,352	$12,732		$28,006
Non-covered net loan charge-offs	$7,037	$7,413		$4,532
Provision for loan losses	$6,000	$6,010		$7,000
Allowance for non-covered loan losses	3.53%	3.41%		4.01%
Gross non-covered loans	$1,447,777	$1,528,266		$1,522,439
Total deposits	$1,779,606	$1,770,994		$1,625,312
Noninterest-bearing deposits as a % of total deposits	23.0%	22.4%		22.2%
Annualized average cost of deposits	1.05%	1.09%		1.31%
Net interest margin	3.49%	3.28%		3.41%
Gain on sale of loans	$3,752	$(100)	$	─
Income before income tax provision (benefit)	$5,390	$3,366		$4,254
Income tax provision (benefit)	$505	$(3,084)		$1,487
Net income	$4,885	$6,450		$2,767
Net income (loss) available to common shareholders	$4,135	$5,700		$(26,985)
Net income (loss) per diluted common share	$0.10	$0.14		$(1.27)
Total risk-based capital ratio	20.42%	18.87%		18.23%
Tier 1 leverage ratio	12.85%	12.74%		12.82%

Loans acquired in the April 16, 2010 FDIC-assisted transaction are subject to a loss-sharing agreement and are referred to as “covered loans.” Center’s legacy portfolio is referred to as “non-covered.”

ASSET QUALITY

At March 31, 2011, total non-covered nonperforming assets net of SBA guarantees declined to $34.3 million from $43.2 at year-end 2010. As a percentage of gross non-covered loans and other real estate owned (OREO), total non-covered nonperforming assets net of SBA guarantees declined to 2.36% at March 31, 2011 from 2.82% at December 31, 2010. As of March 31, 2011, the company’s non-covered OREO portfolio declined to a carrying value of $144,000. This is down from $937,000 at December 31, 2010.

Non-covered nonperforming loans net of SBA guarantees at March 31, 2011 declined to $34.1 million from $42.2 million at December 31, 2010. The company said new inflows into nonperforming status totaled $7.9 million, a moderate reduction from the 2010 fourth quarter inflow of $8.4 million. Commercial real estate (CRE) loans accounted for 90% of new nonaccruals, reflecting the still challenging CRE market conditions. Inflows were more than offset by outflows of $15.2 million. Outflows included two loans aggregating $5.5 million transferred to loans held for sale at a carrying value of $4.6 million.

Delinquent non-covered loans 30 to 89 days past due net of SBA guarantees declined to $10.4 million at March 31, 2011 from $12.7 million at December 31, 2010. As with non-covered nonperforming loans, inflows into non-covered delinquencies also moderately declined to $9.0 million during the 2011 first quarter from $9.9 million during the preceding 2010 fourth quarter. Performing troubled debt restructurings (TDRs) that are not accounted for in non-covered nonaccrual or delinquent loans increased to $24.5 million at March 31, 2011 from $21.4 million at December 31, 2010.

The company’s covered loans that are subject to a loss-sharing agreement with the FDIC are reported separately in the consolidated statements of financial condition.

Non-covered loan net charge-offs during the 2011 first quarter totaled $7.0 million, down from $7.4 million in the preceding 2010 fourth quarter. As a percentage of average loans on an annualized basis, non-covered loan net charge-offs equaled 1.91% of average non-covered loans for the 2011 first quarter, compared with 1.84% for the 2010 fourth quarter.

Center Financial recorded a provision for loan losses of $6.0 million for the 2011 first quarter, all of which is related to non-covered loans. In the preceding 2010 fourth quarter, the company recorded an aggregate provision for loan losses of $6.0 million, including $5.0 million related to non-covered loans and $1.0 million related to covered loans.

As a result of the improving asset quality trends, the company’s allowance for loan losses was reduced to $51.0 million at March 31, 2011 from $52.0 million at December 31, 2010. Due to the decline in the company’s loan portfolio from the year-end, the allowance for loan losses as a percentage of gross non-covered loans rose to 3.53% at March 31, 2011 from 3.41% at December 31, 2010.

LOANS & DEPOSITS

Non-covered loans declined to $1.45 billion at March 31, 2011 from $1.53 billion at December 31, 2010. The company said new loan production during the 2011 first quarter was more than offset by higher levels of pay-offs, as well as several significant pay-downs in commercial lines of credit. Covered loans at March 31, 2011 declined to $111.8 million from $117.3 million at December 31, 2010. Total loans at March 31, 2011 amounted to $1.56 billion.

Total deposits at March 31, 2011 rose to $1.78 billion from $1.77 billion at December 31, 2010. Noninterest-bearing demand deposits as a percentage of total deposits rose to 23.0 % at March 31, 2011 from 22.4% at year-end 2010. The company’s loan-to-deposit ratio equaled 84.7% at March 31, 2011, compared with 89.9% at December 31, 2010.

The average cost of interest-bearing deposits continued to decline, decreasing to 1.34% for the three months ended March 31, 2011 from 1.39% for the 2010 fourth quarter. Total cost of deposits declined to 1.05% for the 2011 first quarter, compared with 1.09% for the preceding 2010 fourth quarter.

BALANCE SHEET SUMMARY & CAPITAL

Total assets at March 31, 2011 amounted to $2.26 billion, compared with $2.27 billion at December 31, 2010. The decrease principally reflects the reduction in the company’s non-covered loan portfolio. Average interest-earning assets equaled $1.94 billion for the 2011 first quarter, compared with $2.05 billion for the 2010 fourth quarter.

Total shareholders’ equity at March 31, 2011 rose to $278.9 million from $274.0 million at December 31, 2010. Tangible common equity as a percentage of tangible assets, which is a non-GAAP financial measure, rose to 9.91% at March 31, 2011 from 9.65% at December 31, 2010.

With five consecutive profitable quarters of operations, Center Financial’s capital position continued to be well in excess of minimum guidelines for “well-capitalized” institutions. At March 31, 2011, Total Risk-Based capital ratio was 20.42%, Tier 1 Risk-Based capital ratio equaled 19.14% and Tier 1 Leverage ratio amounted to 12.85%, all reflecting increases from the levels at December 31, 2010.

2011 FIRST QUARTER OPERATIONAL HIGHLIGHTS

Net interest income before provision for loan losses totaled $16.7 million for the 2011 first quarter, compared with $16.9 million for the 2010 fourth quarter and $16.4 million in the prior-year first quarter. The average yield on loans for the 2011 first quarter declined to 5.51% from 5.64% for the preceding fourth quarter of 2010 and from 5.67% for the 2010 first quarter.

The company’s net interest margin (NIM) for the 2011 first quarter increased 21 basis points to 3.49% from 3.28% in the 2010 fourth quarter and 8 basis points from 3.41% in the first quarter of 2010. The company attributed the sequential quarter NIM expansion to a reduction in lower yielding interest-earning assets during the quarter, in addition to the reduced cost of funds.

Noninterest income for the 2011 first quarter rose to $7.7 million from $4.9 million in the 2010 fourth quarter. The company attributed the increase primarily to a $3.8 million gain on sale of loans, which includes gains recognized from the SBA loan transfer in the 2010 fourth quarter, as well as 2011 first quarter SBA loan sale gains, as a result of an SBA rule change effected during the first quarter . In the year-ago first quarter, noninterest income amounted to $5.7 million and included a $2.2 million gain on sale of securities.

Total noninterest expense for the 2011 first quarter equaled $13.0 million, compared with $12.5 million in the preceding 2010 fourth quarter, and $10.9 million for the 2010 first quarter. The company’s efficiency ratio for the 2011 first quarter improved to 53.26% from 57.12% for the 2010 fourth quarter, but was higher when compared with 49.12% for the prior-year first quarter.

For the 2011 first quarter, Center Financial posted net income of $4.9 million and net income available to common shareholders of $4.1 million, equal to $0.10 per diluted common share. This includes a net income tax provision of $505,000, reflecting a reduction in the deferred tax asset valuation allowance by approximately $1.5 million from the December 31, 2010 balance. For the preceding 2010 fourth quarter, net income amounted to $6.5 million and net income available to common shareholders of $5.7 million, equal to $0.14 per diluted common share. The 2010 fourth quarter net income includes a net income tax benefit of $3.1 million.

In the 2010 first quarter, the company posted net income of $2.8 million and a net loss available to common shareholders of $27.0 million, equal to a net loss of $1.27 per common share. As previously announced, the company incurred a net loss available to common shareholders due to the beneficial conversion feature of the company’s Series B Preferred Stock issued in December 2009, which reduced net income by an intrinsic value of the beneficial conversion in the amount of $29.0 million.

For the 2011 first quarter, Center Financial posted a return on average assets (ROAA) of 0.86% and a return on average equity (ROAE) of 7.17%. This compares with an ROAA of 1.12% and an ROAE of 9.35% for the 2010 fourth quarter. For the year-ago first quarter, the company reported an ROAA of 0.53% and an ROAE of 4.34% .

Use of Non-GAAP Financial Measures

This news release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. Tangible common equity per common share and tangible common equity to tangible assets are non-GAAP financial measures. Tangible common equity was calculated as total shareholders’ equity less preferred stock and related dividend and accretion of preferred stock discount and net intangible assets. Tangible common equity to tangible assets represents tangible common equity divided by total assets less net intangible assets. The calculation of tangible common equity may differ among companies in light of diversity in presentation in the marketplace. Management believes that these measures are useful when comparing banks with preferred stock due to TARP funding to banks without preferred stock on their balance sheet and for evaluating a company’s capital levels. This information is being provided in response to market participant interest in these financial metrics. This information is not intended to be considered in isolation or as a substitute for the relevant measures calculated in accordance with U.S. GAAP. The reconciliations of these non-GAAP financial measures to GAAP financial measure included in this news release are attached herein.

Investor Conference Call

The company will host an investor conference call on Thursday, April 28, 2011 at 9 a.m. PDT (12 noon EDT) to review financial results for its 2011 first quarter. The institutional investment community is invited to participate in the call by dialing 866-700-7173 (domestic) or 617-213-8838 (international) and entering passcode 59594845. Other interested parties are invited to listen to the live call through a listen-only audio Web broadcast via the Internet in the Investor Relations section of www.centerbank.com. Listeners are encouraged to visit the Web site at least 15 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, the audio broadcast will be archived for one year. A telephonic replay of the call will be available through Thursday, May 5, 2011 by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering replay passcode 49727640.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s leading financial institutions focusing on the Korean-American community, with total assets of $2.26 billion at March 31, 2011. Headquartered in Los Angeles, Center Bank operates a total of 22 full-service branches and two loan production offices. The company has 16 full-service branches located throughout Southern California and three branches in Northern California. Center Bank also operates two branches and one loan production office in the Seattle area, one branch in Chicago and a loan production office in Denver. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

Additional Information and Where to Find It

In connection with the proposed merger of Center Financial Corporation and Nara Bancorp, Inc., Nara has filed a Registration Statement on Form S-4 (Registration No. 333-173511) with the Securities and Exchange Commission (SEC) that includes a Joint Proxy Statement/Prospectus of Center Financial Corporation and Nara Bancorp, as well as other relevant documents concerning the proposed merger. Shareholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the transaction. You may obtain a free copy of the Joint Proxy Statement/Prospectus, as well as other filings containing information about Nara Bancorp and Center Financial at the SEC’s Web site (www.sec.gov). You may also obtain these documents free of charge from Center at http://www.centerbank.com or from Nara at http://www.narabank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in Solicitation

Center Financial, Nara Bancorp and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Center Financial’s participants is set forth in its Form 10-K Annual Report filed with the SEC for the year ended December 31, 2010. Information concerning Nara Bancorp’s participants is set forth in its Form 10-K Annual Report for the year ended December 31, 2010, as amended by its Form 10-K/A filed with the SEC on April 26, 2011. Additional information regarding the interests of participants of Center Financial and Nara Bancorp in the solicitation of proxies in respect of the merger is included in the Registration Statement and Joint Proxy Statement/Prospectus filed with the SEC.

This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Factors that might cause such differences include, but are not limited to, those identified in our cautionary statements contained in Center Financial Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (See Business, and Management’s Discussion and Analysis), and other filings with the SEC are incorporated herein by reference. These factors include, but are not limited to: the health of the national and California economies; competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; customers’ service expectations; changes in interest rates; loan portfolio performance; the company’s ability to sustain profitable operations; the company’s ability to capitalize on strategic growth opportunities. Factors also include, but are not limited to: the successful completion of the proposed merger of equals between Center Financial Corporation and Nara Bancorp; difficulties and delays in integrating the two institutions and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees; the companies’ ability to receive required regulatory and shareholder approvals. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands)

	3/31/2011	12/31/2010
ASSETS
Cash and due from banks	$33,858	$29,237
Federal funds sold	150	136,180
Money market funds and interest-bearing deposits in other banks	283,807	93,503
Cash and cash equivalents	317,815	258,920

Securities available for sale, at fair value	312,336	289,551
Non-covered loans held for sale, at the lower of cost or fair value	65,677	60,234
Federal Home Loan Bank and Pacific Coast Bankers Bank stock, at cost	14,426	15,019
Non-covered loans, net of allowance for loan losses of $51,010 as of March 31, 2011 and $52,047 as of December 31, 2010	1,330,122	1,415,646
Covered loans, net of allowance for loan losses of $51,010 as of March 31, 2011 and $52,047 as of December 31, 2010	110,753	116,283
Premises and equipment, net	13,160	13,532
Core deposit intangible, net	449	464
Customers' liability on acceptances	1,819	2,287
Non-covered other real estate owned	144	937
Covered other real estate owned	1,405	1,459
Accrued interest receivable	5,489	5,509
Deferred income taxes, net	14,556	14,383
Investments in affordable housing partnerships	10,469	10,824
Cash surrender value of life insurance	12,890	12,791
Income tax receivable	13,298	14,277
Prepaid assessment fees	6,902	7,864
FDIC loss share receivable	21,849	23,991
Other assets	6,559	6,308
Total	$2,260,118	$2,270,279

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest-bearing	$408,843	$396,973
Interest-bearing	1,370,763	1,374,021
Total deposits	1,779,606	1,770,994

Acceptances outstanding	1,819	2,287
Accrued interest payable	4,771	5,113
Other borrowed funds	167,749	188,670
Long-term subordinated debentures	18,557	18,557
Accrued expenses and other liabilities	8,709	10,646
Total liabilities	1,981,211	1,996,267
Commitments and Contingencies
Shareholders' Equity
Preferred stock, Series A	53,472	53,409
Common stock	187,892	187,754
Retained earnings	36,135	32,000
Accumulated other comprehensive income, net of tax	1,408	849
Total shareholders' equity	278,907	274,012
Total	$2,260,118	$2,270,279

Tangible common equity per common share	$5.61	$5.49
Tangible common equity to tangible assets	9.91%	9.65%

CENTER FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)

	Three Months Ended
	3/31/2011	12/31/2010	3/31/2010

Interest and Dividend Income:
Interest and fees on loans	$21,161	$21,879	$20,599
Interest on federal funds sold	42	125	60
Interest on investment securities	1,784	1,708	2,944
Total interest and dividend income	22,987	23,712	23,603

Interest Expense:
Interest on deposits	4,634	4,954	5,461
Interest expense on long-term subordinated debentures	142	145	140
Interest on borrowed funds	1,542	1,677	1,603
Total interest expense	6,318	6,776	7,204

Net interest income before provision for loan losses	16,669	16,936	16,399
Provision for loan losses	6,000	6,010	7,000
Net interest income after provision for loan losses	10,669	10,926	9,399

Noninterest Income:
Customer service fees	1,800	1,947	2,031
Fee income from trade finance transactions	616	750	658
Wire transfer fees	313	334	281
Gain on sale of loans	3,752	(100)	-
Net gain on sale of securities available for sale	-	-	2,209
Loan service fees	662	473	160
Increase in FDIC loss share receivable	49
Other income	508	1,526	379
Total noninterest income	7,700	4,930	5,718

Noninterest Expense:
Salaries and employee benefits	5,113	5,086	4,340
Occupancy	1,345	1,372	1,195
Furniture, fixtures, and equipment	603	672	507
Data processing	669	730	464
Legal fees	397	329	306
Accounting and other professional service fees	572	344	315
Business promotion and advertising	354	467	257
Supplies and communication	348	478	264
Security service	293	293	235
Regulatory assessment	1,053	1,033	986
Merger related expenses	437	717	-
OREO related expenses	474	441	959
Other operating expenses	1,321	528	1,035
Total noninterest expense	12,979	12,490	10,863

Income before income tax provision (benefit)	5,390	3,366	4,254
Income tax provision (benefit)	505	(3,084)	1,487

Net income	4,885	6,450	2,767

Preferred stock dividends and accretion of preferred stock discount	(750)	(750)	(29,752)
Net income (loss) available to common shareholders	4,135	5,700	(26,985)

Other comprehensive income
- unrealized gain (loss) on available-for-sale securities, net of income tax expense (benefit)	408	(2,573)	(1,248)

Comprehensive income	$5,293	$3,877	$1,519

Earnings (loss) per share:
Basic	$0.10	$0.14	$(1.27)
Diluted	$0.10	$0.14	$(1.27)

Weighted average shares outstanding - basic	39,825,609	39,909,816	21,286,403
Weighted average shares outstanding - diluted	39,897,740	39,990,291	21,286,403

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	Three Months Ended
	3/31/2011		12/31/2010		3/31/2010
		Annualized		Annualized		Annualized
	Average	Rate/	Average	Rate/	Average	Rate/
	Balance	Yield	Balance	Yield	Balance	Yield
Assets:
Interest-earning assets:
Loans	$1,556,504	5.51%	$1,535,008	5.64%	$1,474,122	5.67%
Federal funds sold	72,653	0.23	212,010	0.23	103,624	0.23
Investments	306,637	2.36	303,262	2.23	376,699	3.17
Total interest-earning assets	1,935,794	4.82	2,050,280	4.58	1,954,445	4.90
Noninterest - earning assets:
Cash and due from banks	247,881		122,498		84,983
Bank premises and equipment, net	13,432		13,729		13,231
Customers' acceptances outstanding	2,138		1,853		2,193
Accrued interest receivables	4,945		5,133		6,437
Other assets	92,925		93,296		70,425
Total noninterest-earning assets	361,321		236,509		177,269

Total assets	$2,297,115		$2,286,789		$2,131,714

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$525,538	1.10%	$505,401	1.09%	$492,797	1.07%
Savings	87,790	2.58	88,269	2.62	91,507	2.71
Time certificates of deposit over $100,000	461,539	1.25	505,930	1.33	522,126	1.83
Other time certificates of deposit	325,146	1.54	317,901	1.60	234,163	2.06
	1,400,013	1.34	1,417,501	1.39	1,340,593	1.65
Other borrowed funds	184,910	3.38	168,804	3.94	148,239	4.39
Long-term subordinated debentures	18,557	3.10	18,557	3.10	18,557	3.06
Total interest-bearing liabilities	1,603,480	1.60	1,604,862	1.68	1,507,389	1.94
Noninterest-bearing liabilities:
Demand deposits	396,251		390,479		350,135
Total funding liabilities	1,999,731	1.28%	1,995,341	1.35%	1,857,524	1.57%
Other liabilities	21,171		17,762		15,742
Total noninterest-bearing liabilities	417,422		408,241		365,877
Shareholders' equity	276,213		273,686		258,448
Total liabilities and shareholders' equity	$2,297,115		$2,286,789		$2,131,714

Net interest income
Cost of deposits		1.05%		1.09%		1.31%
Net interest spread		3.22%		2.91%		2.97%
Net interest margin		3.49%		3.28%		3.41%

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)

Non-covered Loans	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Real Estate:
Construction	$14,182	$14,803	$14,987	$15,052	$16,620
Commercial	880,723	914,003	918,882	937,792	985,479
Commercial:
Commercial	276,180	315,285	279,450	296,195	299,738
Trade Finance	66,243	71,174	65,666	53,342	43,370
SBA	100,712	101,683	69,029	60,531	65,460
Others:
Consumer	69,699	71,279	68,968	71,895	71,980
Other	40,038	40,039	50,219	40,024	39,792
Non-covered Loans	1,447,777	1,528,266	1,467,201	1,474,831	1,522,439

Less:
Allowance for Losses	51,010	52,047	54,460	58,435	61,011
Deferred Loan Fee (Cost)	(649)	(523)	31	188	290
Discount on SBA Loans Retained	1,617	862	936	997	799
Net Non-covered Loans	$1,395,799	$1,475,880	$1,411,774	$1,415,211	$1,460,339

Covered Loans	3/31/11	12/31/10	9/30/10	6/30/10
Real Estate:
Construction	$-	$-	$-	$-
Commercial	67,525	72,249	73,043	76,280
Commercial
Commercial	9,589	8,977	9,698	12,388
Trade Finance	-	-	-	-
SBA	34,355	35,152	29,022	32,438
Others:
Consumer	-	-	-	-
Other	294	915	911	1,256
Covered Loans	111,763	117,293	112,674	122,362

Less:
Allowance for Losses	1,010	1,010	-	-
Net Covered Loans	$110,753	$116,283	$112,674	$122,362

Total Loans	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Real Estate:
Construction	$14,182	$14,803	$14,987	$15,052	$16,620
Commercial	948,248	986,252	991,925	1,014,072	985,479
Commercial:
Commercial	285,769	324,262	289,148	308,583	299,738
Trade Finance	66,243	71,174	65,666	53,342	43,370
SBA	135,067	136,835	98,051	92,969	65,460
Others:
Consumer	69,699	71,279	68,968	71,895	71,980
Other	40,332	40,954	51,130	41,280	39,792
Total Loans	1,559,540	1,645,559	1,579,875	1,597,193	1,522,439

Less:
Allowance for Losses	52,020	53,057	54,460	58,435	61,011
Deferred Loan Fees	(649)	(523)	31	188	290
Discount on SBA Loans Retained	1,617	862	936	997	799
Net Loans	1,506,552	1,592,163	1,524,448	1,537,573	1,460,339

As a percentage of total loans:	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Real Estate:
Construction	0.9%	0.9%	0.9%	0.9%	1.1%
Commercial	60.8	59.9	62.8	63.5	64.7
Commercial:
Commercial	18.3	19.7	18.3	19.3	19.7
Trade Finance	4.2	4.3	4.2	3.3	2.8
SBA	8.7	8.3	6.2	5.8	4.3
Others:
Consumer	4.5	4.3	4.4	4.5	4.7
Other	2.6	2.5	3.2	2.6	2.6
Total Loans	100.0	100.0	100.0	100.0	100.0

	3/31/11	12/31/10	9/30/10	6/30/10	3/31/10
Deposits
Demand deposits (noninterest-bearing)	$408,843	$396,973	$383,508	$397,598	$360,520
Money market accounts and NOW	531,580	471,132	497,362	505,217	445,999
Savings	88,423	87,484	89,067	94,486	90,294
	1,028,846	955,589	969,937	997,301	896,813
Time deposits
Less than $100,000	309,311	334,341	302,745	303,441	227,909
$100,000 or more	441,449	481,064	519,599	499,253	500,590
Total deposits	$1,779,606	$1,770,994	$1,792,281	$1,799,995	$1,625,312

As a percentage of total deposits:
Demand deposits (noninterest-bearing)	23.0%	22.4%	21.4%	22.1%	22.2%
Money market accounts and NOW	29.9	26.6	27.8	28.1	27.4
Savings	5.0	4.9	4.9	5.2	5.6
	57.8	53.9	54.1	55.4	55.2
Time deposits
Less than $100,000	17.4	18.9	16.9	16.9	14.0
$100,000 or more	24.8	27.2	29.0	27.7	30.8
Total deposits	100.0	100.0	100.0	100.0	100.0

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	3/31/11	12/31/10	3/31/10
Non-covered nonperforming loans:
Real estate:
Construction	$5,738	$6,108	$7,008
Commercial - Real Estate	21,490	29,167	49,088
Commercial
Commercial - Business	5,263	5,696	8,871
Trade Finance	100	-	1,498
SBA	5,278	3,896	3,612
Other
Consumer	383	651	348
Other	-	-	-
Total non-covered nonperforming loans	38,252	45,518	70,425
Guaranteed portion of nonperforming SBA loans	4,110	3,293	4,705
Total non-covered nonperforming loans, net of SBA guarantees	34,142	42,225	65,720
Other real estate owned	144	937	2,993

Total non-covered nonperforming assets, net of SBA guarantees	$34,286	$43,162	$68,713

Performing TDR's not included above	$24,541	$21,377	$9,811

Ratios:
Nonperforming loans, net of SBA guarantees as a percent of total non-covered loans	2.36%	2.76%	4.32%
Nonperforming assets, net of SBA guarantees as a percent of non-covered loans and OREO	2.37	2.82	4.81
Allowance for loan losses to non-covered nonperforming loans, net of SBA guarantees	149.4	123.3	92.8

Delinquency:
Delinquent non-covered loans 30-89 days past due, net of SBA guarantees	$10,352	$12,732	$28,006
Total non-covered nonperforming loans, net of SBA guarantees	34,142	42,225	65,720
Total delinquent non-covered loans	$44,494	$54,957	$93,726

Covered nonperforming assets:
Covered nonperforming loans	$14,273	$15,021	$10,890
Covered other real estate owned	1,405	1,459	1,459
Total covered nonperforming assets	$15,678	$16,480	$12,349

Ratios:
Covered nonperforming loans to total covered loans	12.77%	13.33%	9.67%
Covered nonperforming assets to total assets	0.69	0.73	0.54

Total nonperforming assets, net of SBA guarantees (combined):
Total nonperforming loans, net of SBA guarantees	$48,415	$57,246	$76,610
Other real estate owned	1,549	2,396	4,452
Total nonperforming assets, net of SBA guarantees	$49,964	$59,642	$81,062

Ratios (combined):
Nonperforming loans, net of SBA guarantees to total gross loans	3.10%	3.48%	3.42%
Nonperforming assets, net of SBA guarantees to total assets	2.21	2.63	2.65

	Three Months	Year	Three Months
	Ended	Ended	Ended
	3/31/11	12/31/10	3/31/10
Balances (non-covered loans):
Average total non-covered loans outstanding during the period	$1,494,492	$1,493,526	$1,534,369
Total non-covered loans outstanding at end of period	$1,446,808	$1,527,928	$1,521,350

Allowance for Loan Losses (non-covered loans):
Balance at beginning of period	$52,047	$58,543	$58,543
Charge-offs:
Construction Real Estate	371	947	-
Commercial Real Estate	5,246	20,296	3,659
Commercial - Business	1,251	8,114	532
Trade Finance	200	767	-
SBA	370	1,075	331
Consumer	303	1,448	190
Other	-	-	-
Total charge-offs	7,741	32,647	4,712
Recoveries
Construction Real Estate	366	561	43
Commercial Real Estate	191	1,357	-
Commercial - Business	63	2,890	53
Trade Finance	-	-	-
SBA	18	189	40
Consumer	66	154	44
Other	-	-	-
Total recoveries	704	5,151	180
Net loan charge-offs	7,037	27,496	4,532
Provision for loan losses (non-covered loans)	6,000	21,000	7,000
Balance at end of period	$51,010	$52,047	$61,011

Ratios (non-covered loans):
Net loan charge-offs to average non-covered loans	1.91%	1.84%	1.20%
Provision for loan losses to average non-covered loans	1.63	1.41	1.85
Allowance for loan losses to gross non-covered loans at end of period	3.53	3.41	4.01
Allowance for loan losses to non-covered nonperforming loans	133.35	114.34	86.63
Net loan charge-offs to allowance for loan losses at end of period	55.95	52.83	30.13
Net loan charge-offs to provision for loan losses	117.28	130.93	64.74

CENTER FINANCIAL CORPORATION
SELECTED FINANCIAL DATA (Unaudited)

	As of and for the three months ended
Performance ratios:	3/31/11	12/31/10	3/31/10
Return on average assets	0.86%	1.12%	0.53%
Return on average equity	7.17	9.35	4.34
Efficiency ratio	53.26	57.12	49.12
Net loans to total deposits at period-end	84.66	89.90	89.85
Net loans to total assets at period-end	66.66	70.07	70.15

Capital ratios:
Leverage capital ratio
Consolidated Company	12.85%	12.74%	12.82%
Center Bank	12.67	12.50	12.46
Tier 1 risk-based capital ratio
Consolidated Company	19.14	17.60	16.94
Center Bank	18.86	17.26	16.45
Total risk-based capital ratio
Consolidated Company	20.42	18.87	18.23
Center Bank	20.14	18.53	17.73

CENTER FINANCIAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)

	3/31/11	12/31/10	3/31/10

Total shareholders' equity	$278,907	$274,012	$257,124
Less: Preferred stock	(53,472)	(53,409)	(53,227)
Common stock warrant	(1,026)	(1,026)	(1,026)
Intangible assets, net	(449)	(464)	-
Tangible common equity	$223,960	$219,113	$202,871

Total assets	$2,260,118	$2,270,279	$2,081,618
Less: Intangible assets, net	(449)	(464)	-
Tangible assets	$2,259,669	$2,269,815	$2,081,618

Common shares outstanding	39,908,514	39,914,686	39,895,661

Tangible common equity per common share	$5.61	$5.49	$5.09
Tangible common equity to tangible assets	9.91%	9.65%	9.75%

CONTACT:
Center Financial Corporation
Douglas J. Goddard
Interim CFO
213-401-2311
douglasg@centerbank.com
or
Angie Yang
SVP, Investor Relations
213-251-2219
angiey@centerbank.com